SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                 APRIL 30, 2001


                          NATIONAL CITY BANCORPORATION
 -------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT, AS SPECIFIED IN ITS CHARTER)

             IOWA                         0-9426                  42-0316731
(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NUMBER)      (IRS EMPLOYER
        INCORPORATION)                                       IDENTIFICATION NO.)


              651 NICOLLET MALL
            MINNEAPOLIS, MINNESOTA                     55402
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)      (ZIP CODE)



        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 612.904.8500


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Item 5  Other Events

On April 30, 2001, National City Bancorporation announced the execution of a definitive agreement to merge with Marshall & Ilsley Corporation (NYSE: MI). Marshall & Ilsley will offer National City stockholders a tax-free exchange of stock valued at $29.50 per share. Based on Marshall & Ilsley closing price of $50.46 on April 30, 2001, the exchange would equal .58462 shares of Marshall & Ilsley common stock for each share of National City common stock. Pursuant to the merger agreement, the exchange ratio will not be greater than .65556, nor less than .53636. The proposed merger is subject to vote by National City stockholders and regulatory approvals. It is expected to be complete by the end of the year.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this Current Report on Form 8-K filed by National City Bancorporation with the Securities and Exchange Commission contains statements that are forward-looking. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of National City Bancorporation.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          NATIONAL CITY BANCORPORATION


                          By:  /s/ Thomas J. Freed
                               ---------------------------------------
                          Its: Chief Financial Officer


Dated:  May 14, 2001

                                  EXHIBIT INDEX


      Exhibit
        No.
-------------------

       10.1 Agreement and Plan of Merger between National City Bancorporation and Marshall & Ilsley Corporation.

       10.2          Form of Shareholder Voting Agreement, dated as of
                     April 30, 2001, among Marshall & Ilsley Corporation and certain stockholders of National City Bancorporation.